Boyle CPA, LLC

Certified Public Accountants & Consultants

January 25, 2023

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

On January 25, 2023, we were provided a Form 8-K notifying us that we were terminated as the independent registered public accounting firm of Cannonau Corp.

We have read the statements of Cannonau Corp. included under Item 4.01 on Form 8-K to be filed with the Securities and Exchange Commission. We agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Red Bank, NJ